FOR IMMEDIATE RELEASE	Media Contact:	Erin Davis
V.P., Marketing and Communication
erind@ecologictranspo.com

	Investor Contact:	Mark Bernhard
Capital Group Communications
mark@capitalgc.com
415.332.7200

ECOLOGIC TRANSPORTATION, INC. PRESENTS ENVIRONMENTAL RADIO TALK SHOW

Santa Monica, CA (August 17, 2009) – Ecologic Transportation, Inc. (“Ecologic Transportation” or the “Company”) (OTCBB: EGCT) today announced the launch of Ecologic Radio, a cutting edge environmental online talk radio show designed to entertain and educate consumers.

Ecologic Radio will be hosted by talk radio veteran Rich Kepler, a 15 year veteran of talk radio in the New York and Philadelphia market. Rich is an online radio pioneer and co-founder of Boombox Radio, Voice America & Renegade Talk. “I’m looking forward to starting one of the first major environmental radio programs,” said Rich Kepler, “The time has come for a worldwide audience to get real answers to their environmental questions.”

Ecologic Radio is available online and via mobile devices. High profile guests including scientists and entertainers will be interviewed, interactive discussions will examine what everyone can do to help the environment, and new green technologies will be presented.

William N. Plamondon, CEO of Ecologic Transportation, Inc. said, “Our radio show is an innovative and exciting way for us to share our environmental message. New ideas, new products and new services will be explored with an entertaining approach.”

ABOUT ECOLOGIC TRANSPORTATION, INC.

Headquartered in Santa Monica, CA, Ecologic Transportation, Inc., is a holding company with wholly owned subsidiaries all dedicated to environmentally friendly transportation products and services. The company encompasses three separate but integrated operations that address the environment and transportation holistically: Ecologic Car Rentals, Ecologic Systems and Ecologic Products. This innovative company has an unbiased approach to green cars and clean fuels by providing a platform for all emerging environmental transportation technologies. For more information: www.ecologictranspo.com.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.